Exhibit 10.8

EXTENSION OF THE ORIGINAL EQUITY PURCHASE AGREEMENT AND

AMENDMENTS THERETO

THIS EXTENSION OF THE ORIGINAL EQUITY PURCHASE AGREEMENT AND ITS AMENDMENTS (this “Extension”) is made effective as of August 30, 2019, by and between EVO Transportation & Energy Services, Inc., a Delaware corporation (“Company”) and Billy (Trey) Peck Jr. (“Peck”). Capitalized terms used herein and not otherwise defined have the meanings given to such terms in in the Original Agreement (as defined below).

RECITALS

A. The Equity Holder and the Company entered into that certain Equity Purchase Agreement dated June 1, 2018 (the “Original Agreement”), and as further amended or otherwise modified by the December 26, 2018 and February 28, 2019 Amendments to the Equity Purchase Agreements (the “Amended Agreements”).

B. The Parties desire to amend the Original Agreement and the Amended Agreements to be extended for an additional three years plus 90 days from the date of this Extension to November 30, 2022 as set forth herein.

AGREEMENTS

In consideration of the promises herein, the recitals set forth above, which are incorporated into this Amendment by this reference, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree as follows:

1. Extension. Each of the parties hereto hereby irrevocably agrees to extend, effective as of the date hereof, the Original and Amended Agreements, for an additional three year plus 90-day period, such that the maturity date of the Original and Amended Agreements shall be November 30, 2022.

2. Extension Payment. To effect this extension Buyer will immediately pay seller one hundred and fifty thousand dollars ($150,000.00) by wire to seller’s account. The extension fee will be credited to the balance of outstanding purchase price balance detailed in the seller note and detailed on the attached amortization schedule. Seller will also be eligible for a fifty thousand dollar ($50,000.00) cash payment on January 31, 2020. In order for the seller to qualify for the cash payment, Buyer must meet specific Q4 financial goals as evidenced by the attachment detailed “Q4 Financial Goals”. Fifty thousand dollar cash payment will be credited to the seller note balance and amortization schedule will be adjusted to reflect payment if seller qualifies.

3. Amendment of Section 1.2. Subsection (a) of Section 1.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

(a) The aggregate consideration (the “Purchase Price”) to be paid or issued by Buyer to or for the benefit of the Equity Holder for the Equity Interests is:

(i) Two Million Nine Hundred Fifty Thousand Dollars ($2,950,000) (the “Cash Purchase Price”), payable as follows:

(A) Four Hundred Fifty Thousand Dollars ($450,000) to be paid the earlier of, the retirement of the debt owed to Antara Capital pursuant to the Financing Agreement dated August 30, 2019, or November 30, 2022, and at the direction of the Equity Holder to the appropriate Person in respect of the Line of Credit (Loan #155129) and Secured Note (Loan # 153329) at the Bank of Missouri pursuant to payoff letter(s) delivered by such Person to Buyer and the Company in form and substance reasonably satisfactory to Buyer. If the payoff amount of both above referenced loans is less than $450,000, the difference ($450,000 minus total payoff) will be credited to the seller (Peck) by the Bank of Missouri immediately upon receipt of the funds.

However, if Buyer fails to make the Four Hundred Fifty Thousand Dollar ($450,000) payment, as set forth above, on or before November30, 2022 then at the option of Equity Holder by written notice to Buyer, Buyer shall immediately surrender all right, title and interest in all of the outstanding shares of stock in the Company to Equity Holder and all shares shall be re-issued to Equity Holder.

Section (A) of this agreement has been satisfied as of September 11, 2019.

(B) The remaining Two Million Five Hundred Thousand Dollars ($2,500,000) payable in equal monthly installments of approximately Fourteen Thousand Dollars ($14,152.38) each commencing on the Closing Date and increasing to Twenty Thousand Dollars ($20,000.00) monthly as of October 1, 2019 in accordance with the extension agreement, provided that the remaining balance of the Cash Purchase Price plus interest in accordance with the seller note will be paid, the earlier of, the retirement of the debt owed to Antara Capital pursuant to the Financing Agreement dated August 30, 2019, or November 30, 2022. The above agreement to be evidenced by a promissory note in the form of Exhibit B attached hereto and incorporated herein by reference (the “Seller Note”) and the predetermined amortization schedule attached to this extension agreement.

If Buyer fails to pay the balance of the Cash Purchase Price, as set forth above, on or before November 30, 2022 then at the option of Equity Holder by written notice to Buyer, Buyer shall immediately surrender all right, title and interest in all of the outstanding shares of stock in the Company to Equity Holder and all shares shall be re-issued to Equity Holder.

Seller Note shall be secured by a Security Agreement by Buyer to Equity Holder secured by the Equity Interests (and all associated UCC financing statements and filings) and a Pledge Agreement by Buyer to Equity Holder as to all Company stock. Such Security Agreement and Pledge Agreement shall be in substantially the form attached hereto as Exhibit C and incorporated herein by reference;

(ii) Five Hundred Thousand (500,000) shares of common stock, par value $0.0001 per share (the “Common Stock”) of Buyer issued to Equity Holder pursuant to this Agreement and the Subscription Agreement, attached hereto as Exhibit D and incorporated herein by reference, (the “Buyer Shares”);

(iii) Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (333,333) warrants to purchase Common Stock at a Strike Price of Three and 00/100 Dollars ($3.00) per share, to be issued upon the one-year anniversary of the Closing Date pursuant to a Warrant Agreement in the form attached as Exhibit E and incorporated herein by reference;

(iv) Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (333,333) warrants to purchase Common Stock at a Strike Price of Five and 00/100 Dollars ($5.00) per share, to be issued upon the two-year anniversary of the Closing Date pursuant to a Warrant Agreement in the form attached as Exhibit E;

(v) Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (333,333) warrants to purchase Common Stock at a Strike Price of Seven and 00/100 Dollars ($7.00) per share, to be issued upon the three-year anniversary of the Closing Date pursuant to a Warrant Agreement in the form attached as Exhibit E; and

(vi) Continued employment of Equity Holder by the Buyer at the Company according to a term Employment Agreement1 between Equity Holder and Company attached hereto as Exhibit F and incorporated herein by reference (the “Employment Agreement”).

4. No Other Amendments. Except as amended hereby, the Original Agreement shall in all other respects remain in full force and effect.

5. Third Party Benefit. Except as provided in the following sentence, nothing in this Amendment, expressed or implied, is intended to confer on any person other than the parties to this Amendment or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Amendment. Company and Equityholders hereby acknowledge and agree that the Lenders from time to time party to that certain Financing Agreement dated August 30, 2019 to which Company is also a party shall be third party beneficiaries of this Amendment and no modification of this Amendment will be effective without the prior written consent of such Lenders. Equityholders hereby consent to the perfection, against the collateral securing the Agreement, of liens in favor of the Lenders (or their agent) securing the Financing Agreement obligations.

6. Governing Law and Forum. This Amendment and the legal relations among the Parties hereto will be governed by and construed in accordance with the internal substantive Laws of the State of Missouri (without regard to the Laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies. Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Missouri, County of Greene and of the United States located in Missouri, for the purposes of any such action or other proceeding arising out of this Amendment or any transaction contemplated hereby.

7. Counterparts. This Amendment may be executed simultaneously with original, facsimile, or.pdf signatures in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

1 Trey will have the right to foreclose on the Seller Note if Buyer terminates his employment other than for Cause, and he would also be entitled to severance.

***Signature Page Follows***

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to Equity Purchase Agreement to be duly executed as of the day and year first above written.

PECK:	COMPANY:

EVO TRANSPORTATION & ENERGY SERVICES, INC.

/s/ Billy (Trey) Peck Jr.
Billy (Trey) Peck Jr.
	By:	/s/ Damon Cuzick
Name: Damon Cuzick
Its: President

Signature Page to Amendment to Equity Purchase Agreement